Exhibit 3.1

Execution Version

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF

SUMMIT MIDSTREAM CORPORATION

The original Certificate of Incorporation of Summit Midstream Corporation was filed with the Secretary of State of the State of Delaware on May 14, 2024 under the name “Summit Midstream Corporation” (the “Original Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation (as amended, this “Amended and Restated Certificate of Incorporation”) has been duly adopted by the Board of Directors (the “Board”) of Summit Midstream Corporation (the “Corporation”) and the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”). This Amended and Restated Certificate of Incorporation of the Corporation is hereby effective as of August 1, 2024, at 12:01 a.m. (Eastern Time). The text of the Original Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

Article I

Section 1.1 Name. The name of the Corporation is Summit Midstream Corporation.

Article II

Section 2.1 Address. The registered office of the Corporation in the State of Delaware is 108 Lakeland Ave, Dover, Delaware 19901 Kent County; and the name of the Corporation’s registered agent at such address is Capitol Services, Inc.

Article III

Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

Article IV

Section 4.1 Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 72,500,000 shares, consisting of (i) 500,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), (ii) 42,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (iii) 30,000,000 shares of common stock, par value $0.01 per share (the “Blank Check Common Stock”). The number of authorized shares of any of the Common Stock, Blank Check Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate class vote of the holders of Common Stock, Blank Check Common Stock or Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), unless a vote of any such holders is required pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock or any series of Blank Check Common Stock).

Section 4.2 Preferred Stock.

(A) The Board is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

Section 4.3 Common Stock.

(A) Voting Rights.

(1) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(2) Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock or any series of Blank Check Common Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or one or more outstanding series of Blank Check Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock or any series of Blank Check Common Stock) or pursuant to the DGCL. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock or one or more series of Blank Check Common Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of such other series of Preferred Stock or such other series of Blank Check Common Stock) on all matters submitted to a vote of the stockholders generally.

(B) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, any outstanding series of Blank Check Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property of the Corporation or shares of the Corporation’s capital stock, such dividends and other distributions may be declared and paid ratably on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of Preferred Stock, Blank Check Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock as to distributions upon dissolution or liquidation or winding up, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

Section 4.4 Blank Check Common Stock.

(A) The Board is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Blank Check Common Stock, for one or more series of Blank Check Common Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, privileges and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, privileges and relative, participating, optional and other special rights of each series of Blank Check Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B) Except as otherwise required by law, holders of a series of Blank Check Common Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Blank Check Common Stock).

Article V

Section 5.1 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the DGCL.

Section 5.2 Amendment of Bylaws. The Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. Stockholders shall also have the power to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without any requirement to obtain separate Board approval; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock or any series of Blank Check Common Stock), by the Bylaws or by applicable law, the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

Article VI

Section 6.1 Board of Directors.

(A) Except as provided in this Amended and Restated Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock or any series of Blank Check Common Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock or any series of Blank Check Common Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board. The directors (other than those directors elected by the holders of any series of Preferred Stock or any series of Blank Check Common Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date that this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Filing Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Filing Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Filing Date. Commencing with the first annual meeting of stockholders following the Filing Date, the directors of the class to be elected at each annual meeting shall be elected for a three-year term. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office. The Board is authorized to assign members of the Board already in office to their respective class.

(B) Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or any one or more series of Blank Check Common Stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(C) Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock or any series of Blank Check Common Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time only for cause and only by the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

(D) During any period when the holders of any series of Preferred Stock or any series of Blank Check Common Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock or Blank Check Common Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock or any series of Blank Check Common Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, the person or persons serving as such additional directors shall automatically cease to be qualified to serve as a director and shall automatically cease to be a director and the total authorized number of directors of the Corporation shall be reduced accordingly.

(E) Elections of directors need not be by written ballot unless the Bylaws shall so provide.

Article VII

Section 7.1 Limitation on Liability of Directors and Officers.

(A) To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors, no person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, as applicable; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Section 7.1 or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Section 7.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(B) To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of officers, no person who is or was an officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer; provided that this provision shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit or (iv) for any action by or in the right of the Corporation. Any repeal or amendment of this Section 7.1 by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Section 7.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of officers) and shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(C) The Corporation shall indemnify to the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or any predecessor of the Corporation, or, while serving as a director or officer of the Corporation, serves or served at another corporation, partnership, joint venture, trust or other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. The rights to indemnification provided herein shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification hereunder and shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Any amendment, repeal, or modification of this Section 7.1 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Article VIII

Section 8.1 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock or Blank Check Common Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided herein (including in a certificate of designation relating to such series of Preferred Stock or such series of Blank Check Common Stock).

Section 8.2 Special Meetings of the Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or any series of Blank Check Common Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the Chair of the Board or the Chief Executive Officer.

Section 8.3 Annual Meetings of the Stockholders. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof; provided, that the Board may in its sole discretion determine that any such meeting shall, in addition to or instead of a physical location, be held by means of remote communication (including virtually).

Article IX

Section 9.1 DGCL Section 203. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

Section 9.2 Severability. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 9.3 Forum.

(A) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) by, or other wrongdoing by, any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation arising out of or relating to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) any action to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws, (v) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL or (vii) any action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware. For the avoidance of doubt, this Section 9.03(A) shall not apply to any action or proceeding asserting a claim under the Securities Act of 1933, as amended (the “Securities Act”).

(B) Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director, officer, employee or agent of the Corporation.

(C) To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this Section 9.3.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by J. Heath Deneke, its President and Chief Executive Officer, this 31st day of July, 2024.

SUMMIT MIDSTREAM CORPORATION

By:	/s/ J. Heath Deneke
Name:	J. Heath Deneke
Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation of Summit Midstream Corporation]